Exhibit 20.3
Page 1 of 3

Navistar Financial 1994-B Owner Trust
For the Month of November 1995
Distribution Date of December 15, 1995

Original Pool Amount                  $215,029,773.64

Beginning Pool Balance                $126,739,083.43
Beginning Pool Factor                       0.5894025

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)  $4,501,547.79
  Interest Collected                      $940,263.28

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries         $170,123.10
Total Additional Deposits                 $170,123.10

Repos/Chargeoffs                           $29,858.29
Aggregate Number of Notes Charged Off               6

Total Available Funds                   $5,611,934.17

Ending Pool Balance                   $122,207,677.35
Ending Pool Factor                          0.5683291

Servicing Fee                             $105,615.90

Repayment of Servicer Advances                  $0.00

Reserve Account:
  Beginning Balance                     $8,276,241.99
  Target Percentage                              6.50%
  Target Balance                        $7,943,499.03
  Minimum Balance                       $4,300,595.47
  (Release)/Deposit                      $(332,742.96)
  Ending Balance                        $7,943,499.03

                                           Dollars       Notes
Delinquencies:
  Installments:
     1-30 days                           1,088,543.85      798
    31-60 days                             169,837.60      150
    60+ days                                57,441.82       47

    Total                                1,315,823.27      798

  Balances:
    60+ days                             1,449,407.12       47

Memo Item - Reserve Account

  Prior Month                           $8,238,040.42
  + Invest. Income                          38,201.57
  - Transfer to Collect1ion Account              0.00
    Beginning Balance                   $8,276,241.99

Exhibit 20.3
Page 2 of 3

Navistar Financial 1994-B Owner Trust
For the Month of November 1995

                                      TOTAL          NOTES       CERTIFICATES
Original
 Pool Amount Dist.:             $215,029,773.64$207,503,000.00  $7,526,773.64
 Distribution Percentages                               96.50%          3.50%
 Coupon                                                 6.400%         6.625%

Beginning Pool Balance          $126,739,083.43
Ending Pool Balance             $122,207,677.35

Collected Principal               $4,501,547.79
Collected Interest                  $940,263.28
Charge-Offs                          $29,858.29
Liquidation Proceeds/Recoveries     $170,123.10
Servicing                           $105,615.90
Cash Transfer from Reserve Account        $0.00
  Total Collections Available
    for Debt Service              $5,506,318.27

Beginning Balance               $126,335,358.54$121,912,889.42  $4,422,469.12
Interest Due                        $674,617.79    $650,202.08     $24,415.71
Interest Paid                       $674,617.79    $650,202.08     $24,415.71
Principal Due                     $4,531,406.08  $4,372,806.87    $158,599.21
Principal Paid                    $4,531,406.08  $4,372,806.87    $158,599.21

Ending Balance                  $121,803,952.45$117,540,082.55  $4,263,869.90
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)            0.5664500395   0.5664937073

Total Distributions               $5,206,023.87  $5,023,008.95    $183,014.92

Interest Shortfall                        $0.00          $0.00          $0.00
Principal Shortfall                       $0.00          $0.00          $0.00
 Total Shortfall (required from Reserve)  $0.00          $0.00          $0.00

Excess Servicing                    $300,294.39

Beginning Reserve Account Balance $8,276,241.99
(Release)/Draw                     $(332,742.96)
Ending Reserve Account Balance    $7,943,499.03

Memo Item - Advances:
 Servicer Advances - Current Month  $388,457.23
 Total Outstanding Servicer Advances$2,318,601.53

Exhibit 20.3
Page 3 of 3

Navistar Financial 1994-B Owner Trust
For the Month of November 1995

Trigger Events:     A) Loss Trigger
                    B) Delinquency Trigger

                                5              4              3              2              1
                             Jul 1995       Aug 1995       Sep 1995       Oct 1995       Nov 1995
Beg. Pool Balance        $148,854,565.73$143,039,156.10$138,462,514.30$132,443,097.54$126,739,083.43


A) Loss Trigger:
Principal of Contracts
  Charged off                $252,456.52     $73,921.19     $87,273.86    $186,810.70     $29,858.29
Recoveries                   $178,066.34    $258,269.40    $107,998.09    $216,366.65    $170,123.10

Total Charged off
  (Months 5,4,3)             $413,651.57
Total Recoveries
  (Months 3,2,1)              494,487.84
Net Loss/(Recoveries)
  for 3 Mos.                 $(80,836.27)(a)

Total Balance
  (Months 5,4,3)         $430,356,236.13(b)

Loss Ratio [(a/b)(12)]         (0.2254)%

Trigger:
  Is Ratio> 1.5%                      No


B) Delinquency Trigger:
  Balance delinquency
   60+ days                                                $544,861.75     $97,561.50  $1,449,407.12
  As % of Beginning
    Pool Balance                                              0.39351%       0.07366%       1.14361%
  Three Month Average                                         0.38472%       0.32328%       0.53693%

Trigger:
  Is Average> 2.0%                    No

  Navistar Financial Corporation



by:  /s/R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer